Exhibit 1.1

UNDERWRITING AGREEMENT

[●], 2019

UBS Securities LLC
Morgan Stanley & Co. LLC

As Representatives of the several Underwriters
named in Schedule A attached hereto

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

JMP Group LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A attached hereto (collectively, the “Underwriters”) $[●] aggregate principal amount of the Company’s [●]% Senior Notes due 2029 (the “Firm Offered Notes”) in accordance with the terms and conditions of this Underwriting Agreement (this “Agreement”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional $[●] aggregate principal amount of the Company’s [●]% Senior Notes due 2029 (the “Optional Notes”), all as provided in Section 2 hereof. The Firm Offered Notes and, if and to the extent such option is exercised, the Optional Notes, are collectively called the “Notes.” UBS Securities LLC (“UBS”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) agreed to act as Representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. The Notes will be issued under an indenture, dated as of [●], 2019, between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the first supplemental indenture, dated as of [●], 2019, between the Company and the Trustee (collectively with the indenture, the “Indenture”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-233389) under the Securities Act, including a prospectus, relating to the Notes, which registration statement incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rules 430A or 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes, and “Preliminary Prospectus,” as used herein, means, as of any time, the prospectus relating to the Notes that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as defined below) shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company hereby confirms its agreement with the Underwriters as follows:

Section 1.     Representations and Warranties. The Company hereby represents, warrants, and covenants to each Underwriter as follows as of the date hereof, as of the Applicable Time (as defined herein) and as of the First Closing Date (as defined herein) and the Second Closing Date (as defined herein), if any:

(a)     Issuer Status. At the time of filing the Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”).

(b)     Compliance with Registration Requirements. The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or became effective upon filing with the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Registration Statement and any post-effective amendment thereto complied at the time it became effective, complies as of the date hereof and will comply, as amended or supplemented, at the First Closing Date and the Second Closing Date, if any, in all material respects with the Securities Act and did not, does not or will not, as the case may be, contain any untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (as defined below).

Each Preliminary Prospectus, as of its date and as of the Applicable Time, complied in all material respects with the Securities Act and, as of the Applicable Time, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission or, to the best knowledge of the Company, is contemplated or threatened by the Commission.

The Prospectus, when filed, complied or will comply when so filed in all material respects with the Securities Act and copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Notes was identical to the copies thereof filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act). The Prospectus, as amended or supplemented, as of its date, at the First Closing Date and the Second Closing Date, if any, did not, does not or will not, as the case may be, contain any untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

Each “issuer free writing prospectus,” as defined under Rule 433 of the Securities Act (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (any such issuer free writing prospectus, is called an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in Section 3, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any Preliminary Prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

As of [●] [a][p].m. San Francisco Time on [●], 2019 or such other time as agreed by the Company and the Representatives (the “Applicable Time”), neither (x) any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors and specified in Schedule B hereto (an “Issuer General Use Free Writing Prospectus”) issued at or prior to the Applicable Time and the Preliminary Prospectus relating to the Notes that is included in the Registration Statement immediately prior to the Applicable Time all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in this subsection do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, each Preliminary Prospectus, the Prospectus, or any amendments or supplements thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein.

(c)     Offering Materials Furnished to the Underwriters. The Company has delivered to the Representatives conformed copies of the Registration Statement (with exhibits) and of each consent and certificate of experts filed as a part thereof, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have requested for each of the Underwriters.

(d)     Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date or the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a Preliminary Prospectus, the Prospectus, any Issuer General Use Free Writing Prospectus or the Registration Statement.

(e)     The Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by the Company.

(f)     [Reserved].

(g)     Authorization of the Notes. The Company has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated and delivered by the Trustee in accordance with the provisions of the Indenture and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(h)     Authorization of the Indenture. The Company has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(i)     No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(j)     No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, or the Prospectus, except as otherwise stated therein: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct, or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid, or made by the Company or, except for dividends paid to the Company or its subsidiaries, any of its subsidiaries on any class of capital stock, or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock, except for repurchases by the Company of its common shares in connection with its existing share repurchase program.

(k)     Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and any supporting schedules included in the Registration Statement, the General Disclosure Package and Prospectus, are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board (“PCAOB”).

(l)     Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and any supporting schedules have been prepared in conformity with generally accepted accounting principles, as applied in the United States, (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” and elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained or incorporated by reference in the Registration Statement.

(m)     Non-GAAP Financial Information. The financial information that has not been prepared in accordance with GAAP and is set forth in the Registration Statement, the General Disclosure Package and the Prospectus has been prepared in accordance with Regulation G, Item 10(e) of Regulation S-K and other applicable rules and guidance of the Commission with respect to financial information that has not been prepared in accordance with GAAP.

(n)     Internal Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)     Disclosure Controls. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, that is required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were established. The Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. All “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and, if required, are disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officer (or the equivalent) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct. The Company, its subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and NYSE promulgated thereunder.

(p)     No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(q)     Forward-looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, has been made or reaffirmed with a reasonable basis and in good faith.

(r)     Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate, and the Company has received any consents necessary to use such statistical and market-related data in the Registration Statement, the General Disclosure Package or the Prospectus.

(s)     Organization and Good Standing.

(i)     The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation and has limited liability company power and authority to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(ii)     Each subsidiary of the Company that is set forth on Schedule D hereto (the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate or limited liability company power and authority to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Significant Subsidiaries is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(iii)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, membership interests or other equity interests of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

(t)     No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Except as disclosed in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, membership interests, partnership interests or other equity interests to the Company, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(u)     Capitalization and Other Capital Stock Matters. The authorized, issued, and outstanding shares representing limited liability company interests of the Company (the “Shares”) are as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization.” All of the issued and outstanding Shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable in accordance with the limited liability company agreement of the Company and have been issued in compliance with federal and state securities laws. None of the outstanding Shares of the Company were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any Shares of the Company or any capital stock of its Significant Subsidiaries other than those accurately described in the Registration Statement, the General Disclosure Package and the Prospectus.

(v)     Description of Notes. The Notes will conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

(w)     Stock Exchange Listing. The Company, in cooperation with UBS, will use its reasonable best efforts to list the Notes on the NYSE.

(x)     Non-Contravention of Existing Instrument. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or its certificate of formation, partnership agreement or limited liability company agreement (as the case may be), as amended, or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, deed of trust, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement, obligation, condition or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, JMP Holding LLC’s Second Amended and Restated Credit Agreement, dated as of April 30, 2014, with City National Bank, as lender, as amended), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for any such default that would not, individually or in the aggregate, result in a Material Adverse Change.

(y)     No Violation. The execution, delivery, and performance by the Company of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby, thereby and by the General Disclosure Package and the Prospectus will not (i) result in any violation of the provisions of the charter or by-laws or the certificate of formation, partnership agreement or limited liability company agreement (as the case may be) of the Company or any of its subsidiaries, (ii) conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(z)     No Further Governmental Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery, and performance by the Company of this Agreement and consummation of the transactions contemplated hereby and by the General Disclosure Package and the Prospectus, except such as have been already obtained or as may be required under the Securities Act, applicable state securities or blue sky laws and from the NYSE or the Financial Industry Regulatory Authority (“FINRA”).

(aa)     No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus and the General Disclosure Package, there is no legal or governmental action, suit or proceeding pending or, to the best knowledge of the Company, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(bb)     Labor Matters. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and its subsidiaries, is threatened or imminent. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers that might be expected to result in a Material Adverse Change.

(cc)     Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted or as proposed to be conducted, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and any respective amendments or supplements thereto. The expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has (i) received any written notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or any of its subsidiaries by others with respect to any Intellectual Property Rights or (ii) received any written notice of any claim being made against the Company or any of its subsidiaries regarding any kind of Intellectual Property Right, except in the case of each of (i) and (ii) above as would not reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

(dd)     All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal, or foreign regulatory agencies or self-regulatory organizations or other bodies necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit; other than Harvest Capital Strategies LLC and HCAP Advisors LLC (collectively, the “Subsidiary Investment Advisors”), neither the Company nor any of its subsidiaries is required to register as or is otherwise registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Advisers Act”); and each of the Subsidiary Investment Advisor’s “investment adviser representatives” (within the meaning of Rule 203A-3(a) under the Investment Advisers Act), if any, has obtained all authorizations necessary under the laws of the states in which each of the Subsidiary Investment Advisors has a “place of business” (within the meaning of Rule 203A-3(b) under the Investment Advisers Act).

(ee)     Title to Properties. The Company or one of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all other properties and assets reflected as owned by the Company in the financial statements referred to in Section 1(l) above (or elsewhere in the Registration Statement, General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except as described in the Registration Statement, General Disclosure Package or the Prospectus. The real property, improvements, buildings, equipment, and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such subsidiary.

(ff)     Tax Law Compliance. The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign tax returns and have paid all taxes required to be paid or filed through the date hereof by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them. The Company has made adequate charges, accruals, and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company, except in each case as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

(gg)     No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Notes.

(hh)     Not an “Investment Company”. The Company has been advised of the rules and requirements of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes and after the application of the net proceeds from the Notes as described in the General Disclosure Package and the Prospectus will not be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(ii)     Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses including, but not limited to, policies covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism, earthquakes, general liability, and directors and officers liability. Each of the Company and its subsidiaries expects to be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(jj)     No Price Stabilization or Manipulation. None of the Company or its affiliates has taken and will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action which constitutes, was designed to, or might be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(kk)     Related Party Transactions. There are no relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the General Disclosure Package or the Prospectus which have not been described as required.

(ll)     Compliance with Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (“FCPA”) or other law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Company and its subsidiaries together as a whole have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)     Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)     Office of Foreign Assets Control. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or, to the knowledge of the Company, the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years or since the Company’s or any such subsidiary’s formation, whichever is more recent, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)     USA Patriot Act. The Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(pp)     Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company and its subsidiaries are in compliance with all federal, state, local, and foreign laws and regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products (collectively, the “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern (collectively, the “Environmental Laws”), which includes, but is not limited to, compliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its subsidiaries under applicable Environmental Laws, or compliance with the terms and conditions thereof, and neither the Company nor its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee, or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action, or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees, or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, managed, franchised or operated by the Company or any of its subsidiaries, now or in the past (collectively, the “Environmental Claims”), pending or threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) there are no past or present actions, activities, circumstances, conditions, events, or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. The Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws.

(qq)     ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations promulgated thereunder (collectively, “ERISA”)) established or maintained by the Company, each of its subsidiaries, or their ERISA Affiliates (as hereinafter defined) are in compliance in all respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations promulgated thereunder (collectively, the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, any of its subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries or their ERISA Affiliates has incurred or expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(rr)     Interactive Data in XBRL. The interactive data in XBRL included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ss)     Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and other than intercompany loans between or among the Company and its subsidiaries, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Notes to repay any outstanding debt owed to any affiliate of any Underwriter.

(tt)     Ratings. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, no “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act, engaged by the Company has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s obtaining any rating assigned to the Company or any securities of the Company.

(uu)     Regulation T, U or X. Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(vv)     The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for such failures as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2.     Purchase, Sale and Delivery of the Notes.

(a)     The Firm Offered Notes. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters $[●] aggregate principal amount of Firm Offered Notes. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Offered Notes set forth opposite their names on Schedule A attached hereto at a price equal to [●]% of the principal amount thereof.

(b)     The First Closing Date. Delivery of the Firm Offered Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 (or such other place as may be agreed to by the Company and the Representatives) at [7:00] a.m. San Francisco time, on [●], 2019, or at such other time on the same or such other date, not later than two business days after the foregoing date, as the Representatives shall designate by notice to the Company (the time and date of such closing is called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

(c)     The Optional Notes; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate principal amount of $[●] of Optional Notes from the Company at the purchase price to be paid by the Underwriters for the Firm Offered Notes. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Notes. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate principal amount of Optional Notes as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered, and (iii) the time, date, and place at which such Optional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Offered Notes and the Optional Notes). Such time and date of delivery of the Optional Notes, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representatives and shall not be earlier than two (2) nor later than five (5) full business days after delivery of such notice of exercise by the Representatives. If any Optional Notes are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Optional Notes (subject to such adjustments as the Representatives may determine to ensure that the Optional Notes are issued in minimum denominations of no less than $25 and whole multiples of $25 in excess thereof) that bears the same proportion to the total aggregate principal amount of Optional Notes to be purchased as the aggregate principal amount of Firm Offered Notes set forth on Schedule A attached hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Offered Notes and (b) the Company agrees to sell such Optional Notes (subject to such adjustments as the Representatives may determine to ensure that the Optional Notes are issued in minimum denominations of no less than $25 and whole multiples of $25 in excess thereof) to the respective Underwriters in such proportions. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)     Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)     Payment for the Notes. Payment for the Notes to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Notes and any Optional Notes that the Underwriters have agreed to purchase. UBS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)     Delivery of the Notes. The Company shall deliver, or cause to be delivered, one or more global notes representing the Firm Offered Notes to an account or accounts at The Depository Trust Company (“DTC”) as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, one or more global notes representing the Optional Notes that the Representatives and the Underwriters have agreed to purchase to an account or accounts at DTC as designated by the Representatives for the accounts of the Representatives and the several Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.

Section 3.     Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)     Required Filings. The Company will file the Prospectus with the Commission with the time periods specified by Rule 424(b) and Rule 430A or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Schedule C hereto) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)     Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus or filing a new registration statement related to the Notes, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement or new registration statement, and the Company shall not file any such proposed amendment or supplement or new registration statement to which the Representatives object.

(c)     Securities Act Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement or new registration statement relating to the Notes becomes effective, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or (v) of any proceedings to remove, suspend, or terminate from listing or quotation the Notes from any securities exchange upon which such Notes are listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) under the Securities Act and will use its best efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

(d)     Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements in the Prospectus, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or to file a new registration statement to comply with the Securities Act, the Company agrees to promptly prepare (subject to Section 3(b)), file with the Commission, use its best efforts to have declared effective, if required, and furnish at its own expense to the Underwriters and to dealers, such amendments, supplements to the Prospectus or new registration statements so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, and the Registration Statement as amended, will comply with the Securities Act. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Prospectus or any Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)     Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(f)     Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated by reference therein or deemed a part thereof), and any Issuer General Use Free Writing Prospectus as the Representatives may request.

(g)     Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws, or the securities laws of those jurisdictions reasonably designated by the Representatives, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign limited liability company or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign limited liability company. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h)     Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus. None of the net proceeds received from the offering will be used to further any action in violation or contravention of the USA Patriot Act or otherwise violate or contravene the rules, regulations or policies of OFAC.

(i)     No Price Stabilization or Manipulation. The Company will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby.

(j)     Earnings Statement. As soon as practicable, the Company will make generally available to its noteholders and to the Representatives an earnings statement (which need not be audited and may be satisfied by a filing with the Commission’s EDGAR system) covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act.

(k)     Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act. So long as the Notes are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of such reports and documents that are not otherwise available on the Commission’s website, and all reports or other communications (financial or other) furnished to holders of the Notes.

(l)     Agreement Not to Offer or Sell Additional Securities. During the period from the date hereof through and including the date that is thirty (30) days after the date hereof, the Company will not, without the prior written consent of UBS and Morgan Stanley, directly or indirectly, issue, sell, offer, contract to sell, grant any option to sell, pledge, transfer or otherwise dispose of any debt securities or securities exchangeable for or convertible into debt securities of the Company, except for the Notes. For the avoidance of doubt, this Section 3(l) will not prevent the Company from redeeming all or a portion of its 8.00% Senior Notes due 2023.

(m)     Exchange Act Compliance. The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(n)     Listing. The Company will use its best efforts to effect and maintain the listing of the Notes on the NYSE.

(o)     Sarbanes-Oxley Act. The Company will use its best efforts to comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(p)     Investment Company. The Company will take such steps as shall be necessary to ensure that the Company shall not become an “investment company” as such term is defined under the Investment Company Act.

(q)     Clearance and Settlement. The Company will use its reasonable best efforts, in cooperation with UBS, to cause the Notes to be eligible for clearance and settlement through DTC and use its reasonable best efforts to maintain such eligibility for so long as the Notes remain outstanding.

Section 4.     Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Offered Notes as provided herein on the First Closing Date and, with respect to the Optional Notes, the Second Closing Date, if any, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Notes, as of the Second Closing Date, if any, as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)     Accountants’ Original Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives (the “Original Comfort Letter”). Such Original Comfort Letter shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations of the PCAOB, (ii) set forth their opinion with respect to their audit of the consolidated financial statements of the Company and its subsidiaries as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 included in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and (iii) address other matters agreed upon by PricewaterhouseCoopers LLP and the Underwriters. The Representatives shall have received such additional number of conformed copies of the Original Comfort Letter as the Representatives may request for each of the several Underwriters.

(b)     Accountants’ Bring-down Comfort Letter. The Representatives shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from PricewaterhouseCoopers LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in the Original Comfort Letter, but carried out to a date not more than two (2) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Comfort Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Comfort Letter which are necessary to reflect any changes in the facts described in the Original Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information. The Representatives shall have received such additional number of conformed copies of such letter as the Representatives may request for each of the several Underwriters.

If the letter shall disclose any change in the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity, from that set forth in the Registration Statement or the Prospectus, which, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Notes as contemplated by the Prospectus, then this condition in this Section 4(b) shall be deemed not satisfied, and the Representatives may terminate this Agreement in accordance with the last paragraph of this Section 4.

(c)     Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Notes, prior to the Second Closing Date, if any:

(i)     the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A and such post-effective amendment shall have become effective;

(ii)     no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

(iii)     any request of the Commission for additional information to be included in the Registration Statement or the Prospectus shall have been complied with to the satisfaction of Underwriters’ counsel; and

(iv)     FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)     No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Notes, prior to the Second Closing Date, if any, there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, operations, business, or prospects, whether or not arising from transaction in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, from that set forth in the Registration Statement, the General Disclosure Package or the Prospectus, which, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Notes as contemplated by the General Disclosure Package or the Prospectus.

(e)     Opinion and Negative Assurance Letter of Counsel to the Company. On each of the First Closing Date and the Second Closing Date, if any, the Representatives shall have received the favorable opinion and negative assurance letter of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, dated as of such closing date, in form and substance satisfactory to the Representatives, and the Representatives shall have received such additional number of conformed copies of such counsel’s legal opinion and negative assurance letter as the Representatives may request for each of the several Underwriters.

(f)     Opinion and Negative Assurance Letter of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, if any, the Representatives shall have received the favorable opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated as of such closing date, in form and substance satisfactory to the Representatives, and the Representatives shall have received such additional number of conformed copies of such counsel’s legal opinion and negative assurance letter as the Representatives may request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such counsel may have requested for the purpose of enabling them to pass upon such matters.

(g)     Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, if any, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such closing date, to the effect set forth in Section 4(c)(ii) above, and further to the effect that:

(i)     subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its subsidiaries, considered as one entity, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries, considered as one entity, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company and its subsidiaries, considered as one entity, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of its subsidiaries or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained, which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity;

(ii)     when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act; (b) the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

(iii)     the representations, warranties and covenants of the Company in this Agreement are true, correct and complete with the same force and effect as though expressly made on and as of the Applicable Time and such closing date; and

(iv)     the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date.

(h)     Chief Financial Officer Certificate. On the date of this Agreement and on the First Closing Date and Second Closing Date, if any, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof, of the Company’s Chief Financial Officer with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(i)     No Downgrade. Subsequent to the earlier of (1) the sale of the Notes and (2) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(j)     Good Standing. The Underwriters shall have received on and as of the First Closing Date and the Second Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and each of the Significant Subsidiaries, in writing or any standard form of telecommunication, from the appropriate governmental authority of its jurisdiction.

(k)     Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives and to the effect set forth in Schedule C hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(l)     Appointment of Agents. The Company shall have appointed (i) the Trustee, or an agent satisfactory to the Trustee, to act as registrar, transfer agent and principal paying agent under the Indenture and (ii) a paying agent and transfer agent under the Indenture.

(m)     [Reserved].

(n)     The Notes. The Notes shall have been duly authorized, validly executed, and delivered by the Company and duly authenticated by the Trustee at the First Closing Date or the Second Closing Date, as applicable.

(o)     The Indenture. The Indenture (in form and substance satisfactory to the Underwriters) shall have been duly executed and delivered by the Company and the Trustee at the First Closing Date and shall be in full force and effect as of such date. Any additional amendments or supplemental indentures, if applicable, shall have been duly executed and delivered by the Company and the Trustee at the Second Closing Date and shall be in full force and effect as of such date.

(p)     Clearance and Settlement. The Notes shall be eligible for clearance and settlement through DTC.

(q)     Additional Documents. On or before each of the First Closing Date and the Second Closing Date, if any, the Representatives and counsel for the Underwriters shall have received such information, documents, and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Notes, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 6, Section 8 and Section 12 shall at all times be effective and shall survive such termination.

Section 5.     Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, if any, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange or qualification of the Notes for quotation on the NYSE, (vi) any fees charged by rating agencies engaged by the Company for rating the Notes, (vii) the filing fees for review of the public offering of the Notes by FINRA, including the legal fees and other disbursements of counsel, provided, however, that such legal fees and other disbursements of counsel for the Underwriters relating to subclauses (iv) and (vii) of this Section 5 shall not exceed $15,000 in the aggregate, (viii) the fees and disbursements of the Trustee, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, (x) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of DTC, (xi) the performance of the Company’s other obligations hereunder, and (xii) the legal fees and other disbursements of counsel for the Underwriters in an amount to be separately agreed between the Company, on the one hand, and the Representatives, on the other.

Section 6.     Reimbursement of the Expenses of the Underwriters. If, after the execution and delivery of this Agreement, the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the third paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred in connection with this Agreement and the offering contemplated hereby.

Section 7.     Effectiveness of this Agreement. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

Section 8.     Indemnification.

(a)     The Company agrees to indemnify and hold harmless each Underwriter, its partners, agents, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon the omission or alleged omission to state a material fact in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Issuer Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company or in any Prospectus together with any combination of one or more of the Issuer Free Writing Prospectuses, if any, or arises out of or is based upon the omission or alleged omission to state a material fact in any Prospectus or Issuer Free Writing Prospectus necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Issuer Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Issuer Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any reasonable legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b)     Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or an Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)     If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsections (a) or (b) of this Section 8, as applicable; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise, except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under subsections (a) or (b) of this Section 8. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties) or (iv) the named parties in any such Proceeding (including any impleaded parties) include both the indemnifying party and indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Any such separate counsel for any Underwriter, its partners, agents, directors, officers, members and affiliates, and any person who controls such Underwriter shall be designated in writing by UBS and any such separate firm for the Company, its directors and officers and any person who controls the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with its written consent or if there is a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by the indemnifying party of such request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)     If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(f)     The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any of their respective partners, agents, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(g)     The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 9.     Information Furnished by the Underwriters. The statements set forth in the first and second sentences under the subheading “Commissions and Discounts”, the sixth sentence under the subheading “New Issue of Notes” and the first paragraph under the subheading “Short Positions” under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 1 and Section 8 hereof.

Section 10.     Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then: (i) if the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Firm Offered Notes set forth opposite their respective names on Schedule A attached hereto bears to the aggregate principal amount of Firm Offered Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; or (ii) if the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds ten percent (10%) of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 6 and Section 8 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than five (5) business days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus and any other documents that effects any such changes.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five (5) business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company except that the provisions of Section 5, Section 6 and Section 8 shall at all times be effective and shall survive such termination.

Nothing in this Section 10, and no action taken hereunder, shall relieve any defaulting Underwriter from any liability it may have to the Company or any non-defaulting Underwriter in respect of any default of such Underwriter under this Agreement.

Section 11.     Termination of This Agreement. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS and Morgan Stanley, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of UBS and Morgan Stanley, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of UBS and Morgan Stanley, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

If UBS and Morgan Stanley elect to terminate this Agreement as provided in this Section 11, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 5, Section 6 and Section 8 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

Section 12.     Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 13.     Certain Defined Terms. For purposes of this Agreement, (i) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (ii) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

Section 14.     Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

UBS Securities LLC
1285 Avenue of the Americas
New York, NY 10019
Facsimile: (203) 719-0495
Attention: Fixed Income Syndicate

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, NY 10036
Facsimile: (212) 507-8999
Attention: Investment Banking Division

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Facsimile: (212) 735-3574
Attention: David J. Goldschmidt

If to the Company:

JMP Group LLC
600 Montgomery Street
San Francisco, CA 94111
Facsimile: (415) 835-8920
Attention: Raymond S. Jackson, Chief Financial Officer
 cc: Walter Conroy, Chief Legal Officer

with a copy to:

Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105
Facsimile: (415) 773-5759
Attention: Andrew D. Thorpe

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 hereof, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

Section 16.     Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.     Governing Law Provisions; Waiver of Jury Trial

(a)     Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b)     Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(c)     Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Section 18.     No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 19.     Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)     For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).  “Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).  “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.  “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20.     General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus, and the Prospectus (and any amendments and supplements thereto) and any Issuer Free Writing Prospectus, as required by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

JMP GROUP LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

On behalf of themselves and the several Underwriters named in the Schedule A attached hereto.

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

LIST OF THE UNDERWRITERS

Underwriter	Aggregate Principal Amount of Firm Offered Notes to be Purchased
UBS Securities LLC	$	[●]
Morgan Stanley & Co. LLC		[●]
JMP Securities LLC		[●]
Wedbush Securities Inc.		[●]
Total	$	[●]

SCHEDULE B

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Term sheet containing the terms of the Notes, substantially in the form of Schedule C.

SCHEDULE C

TERM SHEET

[To come]

SCHEDULE D

SIGNIFICANT SUBSIDIARIES OF JMP GROUP LLC

Name	Jurisdiction of Incorporation or Formation
JMP Group Inc.	Delaware
JMP Investment Holdings LLC	Delaware
JMP Holding LLC	Delaware
JMP Securities LLC	Delaware
Harvest Capital Strategies LLC	Delaware
JMP Capital LLC	Delaware